================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                               -----------------

                                  FORM 8-K/A

                               -----------------

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934


                               November 13, 2001
                                Date of Report

                                 T REIT, INC.
            (Exact name of registrant as specified in its charter)


             Virginia                  333-77229               52-2140299
   ----------------------------    ----------------------   ----------------
   (State or other jurisdiction    (Commission File No.)    (I.R.S. Employer
       of incorporation)                                   Identification No.)


                             1551 N. Tustin Avenue
                                   Suite 650
                          Santa Ana, California 92705
                    (Address of principal executive offices)



                                 (877) 888-7348
              (Registrant's telephone number, including area code)


                                      N/A
         (former name or former address, if changed since last report)

================================================================================

We filed a Form 8-K dated September 19, 2001 with regard to the acquisition of The Trademark Building in Reno, Nevada without the requisite financial information. Accordingly, we are filing this Form 8-K/A to include that financial information.

ITEM 2. On September 4, 2001, our wholly owned subsidiary, T REIT-Reno Trademark, L.L.C, purchased a 40% undivided tenancy in common interest in the Trademark Building from Kilroy Realty, L.P., a Delaware limited partnership, under a Purchase and Sale Agreement dated July 23, 2001. The remaining 60% of the Trademark Building was purchased by NNN Reno Trademark, L.L.C., an affiliate of our advisor, Triple Net Properties, L.L.C. The seller was not an affiliate of our company or our advisor. The total purchase price for the Trademark Building was $7,296,110. We paid $2,851,622 for our share of the Trademark Building. In addition, a total of $99,788 was paid for acquisition expenses such as attorneys' fees, recording fees and other closing costs, which represents $1.32 per square foot of leasable space. Our share of these expenses equates to approximately $39,915.

The purchase price included: (1) a cash payment of approximately $4,596,000; (of which our portion was approximately $1,772,000) and (2) a first mortgage loan from Greenwich Capital Financial Products of approximately $2,700,00 (of which our portion was approximately $1,080,000) with a variable monthly interest rate, which will be charged at a rate equal to the sum of (A) the Index Rate of the 30-Day LIBOR; and (B) the Spread. The Spread means (I) 2.45% during the first six months of the term; and (ii) 2.70% during the second six months of the term and maturing in September 2002. T REIT-Reno Trademark, L.L.C., will be jointly and severally liable for the entire loan, along with NNN Reno Trademark, L.L.C.

In assessing the Property, the material factors we considered included, but were not necessarily limited to sources of revenues (including competition in the local rental market, comparative rents, occupancy rates) and expenses (including utility rates, tax rates, maintenance expenses and capital improvements anticipated).

The Trademark Building, which was constructed in 1998, is an approximately 75,000 square foot industrial building situated on a 7.55-acre site in Reno, Nevada. The property features 219 spaces of onsite parking, with a parking ratio of 3/1000. The property is 100% leased on a triple net basis by Memec, Inc. ("Memec"), a subsidiary of Schroder Ventures, a European investment group. In accordance with the triple net lease, certain property expenses are the responsibility of the tenant. The facility is used for the warehousing and distribution of microchips. The lease with Memec is a fifteen-year lease, which will expire on January 31, 2013.

The Trademark Building is located in Reno, Nevada. Reno is located in Washoe County in northern Nevada, which covers approximately 6,342 square miles. Reno, Nevada is a community that includes single-family residential, multi-family and employment centers and is, connected by 26 miles of bike paths supported by extensive recreational facilities with miles of linear parks and a 25-acre lake. Low taxes and affordable housing are major draws to Reno. The State of Nevada has no state income tax and local sales taxes average approximately 6.75%.

The northern Nevada area continues to experience strong economic growth. As Nevada continues to be one of the fastest growing states in the nation, Reno has continued to respond to the changing environment. The area has been successful in attracting back office, financial, manufacturing, distribution, operations, and technology companies.

The total population in northern Nevada as of December 31, 2000 was 339,486, which represents a 4% increase over 1999. Population growth projections indicate continued growth at similar rates for the next several years. The unemployment rate as of December 31, 2000 for the region was 3%.

The real estate tax rate for the year ended December 31, 2000 was approximately 3.44%. We do not anticipate making any additional significant repairs or improvements to this property over the next few years.

After reasonable inquiry, we are not aware of any material factors relating to the Trademark Building, other than those discussed above, that would cause the reported financial information in this filing not to be necessarily indicative of future operating results.

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION


                         Index to Financial Statements

The Trademark Building:



Independent Auditors' Report.....................................  3

Historical Statements of Revenues and Direct Operating Expenses
  For the Year Ended December 31, 2000
  And for the Unaudited Six-Month Periods
  Ended June 30, 2001 and 2000...................................  4

Notes to Historical Statements of Revenues
  And Direct Operating Expenses
  For the Year Ended December 31, 2000
  And for the Unaudited Six-Month Periods
  Ended June 30, 2001 and 2000...................................  5

T REIT, Inc.:

Unaudited Pro Forma Condensed Combined Consolidated Balance
  Sheet as of December 31, 2000..................................  7

Unaudited Pro Forma Condensed Combined Statement of Operations
  for the Six Months Ended June 30, 2001.........................  8

Unaudited Pro Forma Condensed Combined Statement of Operations
  for the Year Ended December 31, 2000...........................  9

Notes to Unaudited Pro Forma Condensed Combined Financial
  Statements For the Six Months Ended June 30, 2001 and For
  The Year Ended December 31, 2000............................... 10

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              T REIT, INC.


Date:  November 13, 2001      By:   /s/ Anthony W. Thompson
                                    -----------------------
                                    Anthony W. Thompson
                                    President and Chief Executive Officer

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of T REIT, Inc.:

We have audited the accompanying historical statement of revenues and direct operating expenses (the "historical statement") of the Trademark Building (the "Property") for the year ended December 31, 2000. This historical statement is the responsibility of the Property's management. Our responsibility is to express an opinion on this historical statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the historical statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the historical statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying historical statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the December 31, 2000 historical statement presents fairly, in all material respects, the revenues and direct operating expenses, as described in Note 1, of the Property for the year ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

The accompanying historical statements of revenues and direct operating expenses for the six-month periods ended June 30, 2001 and 2000 were not audited by us and, accordingly, we express no opinion or any other form of assurance on them.

/s/ Squar, Milner, Reehl & Williamson, LLP


October 30, 2001
Newport Beach, California

                             THE TRADEMARK BUILDING
                        HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                     For the Year Ended December 31, 2000
                    And for the Unaudited Six-Month Periods
                          Ended June 30, 2001 and 2001

                                                For the Six Months Ended              For the Year
                                                  June 30 (unaudited)                    Ended
                                              -----------------------------            December 31,
                                                2001                 2000                 2000
                                              --------             --------           -------------
REVENUES
   Rental income                              $410,845             $410,845             $821,690
   Tenant reimbursements                        33,463               33,463               66,926
                                              --------             --------             --------
                                               444,308              444,308              888,616

DIRECT OPERATING EXPENSES
   Insurance                                     3,631                2,739                5,477
   Property taxes and assessments               33,676               33,682               67,543
                                              --------             --------             --------
     Total direct operating expenses            37,307               36,421               73,020
                                              --------             --------             --------

EXCESS OF REVENUES OVER DIRECT
  OPERATING EXPENSES                          $407,001             $407,887             $815,596
                                              ========             ========             ========

See accompanying notes to historical statements of revenues and direct operating expenses.

                             THE TRADEMARK PROPERTY
                NOTES TO THE HISTORICAL STATEMENTS OF REVENUES
                          AND DIRECT OPERATING EXPENSES
                     For the Year Ended December 31, 2000
     And for the Unaudited Six-Month Periods Ended June 30, 2001 and 2000

NOTE 1 - Basis of Presentation

The historical statements of revenues and direct operating expenses (the "historical statements") reflect operations of the Trademark Building (the "Property"). On September 4, 2001, T REIT-Reno Trademark, LLC, a wholly owned subsidiary of T REIT, Inc. (the "Company"), and NNN Reno Trademark, LLC, an affiliated entity, acquired 40% and 60% undivided tenancy-in-common interests in the Property, respectively, from an unaffiliated third party. The Property is located in Reno, Nevada.

The accompanying historical statements reflect the operating revenues expenses of the entire Property. Because the Company does not control the Property, it will account for its 40% tenancy-in-common interest as an investment in unconsolidated real estate using the equity method of accounting on the Company's consolidated financial statements.

Revenues and direct operating expenses are presented on the accrual basis of accounting. The accompanying historical statements of revenues and direct operating expenses relate to the operations of the Property and have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

Certain revenues, costs and expenses that are dependent on the ownership, management and carrying value of the Property have been excluded from the accompanying historical statements. The excluded revenues consist primarily of nonoperating revenue related to the Property. The excluded expenses consist primarily of interest, management fees, depreciation and amortization of the Property. The single tenant property is occupied under a triple net lease and, accordingly, certain Property expenses are the responsibility of the tenant and are not reflected in the historical statements. Consequently, the excess of revenues over direct operating expenses, as presented, is not intended to be either a complete presentation of the Property's historical revenues and expenses or comparable to the proposed future operations of the Property.

The Property contains approximately 75,000 of net rentable square feet and is leased on a triple net basis to Memec, Inc., a subsidiary of Schroder Ventures, a European investment group, under an operating lease which currently expires on January 31, 2013, unless extended or terminated earlier in accordance with its terms.

In the opinion of management, all adjustments considered necessary for a fair presentation of the historical statements of revenues and direct operating expenses for the unaudited six-month periods ended June 30, 2001 and 2000 have been included, and all such adjustments are of a normal recurring nature. The excess of revenues over direct operating expenses for the unaudited six-month period ended June 30, 2001 is not necessarily indicative of the excess revenues over direct operating expenses that can be expected for the year ending December 31, 2001.

NOTE 2 - Future Minimum Rental Income

The following table represents future minimum rents to be received under the non-cancelable operating lease for the years ending December 31:

                                 Year                    Rent
                              ----------              ----------
                              2001                    $  821,690
                              2002                    $  821,690
                              2003                    $  821,690
                              2004                    $  821,690
                              2005                    $  821,690
                              Thereafter              $5,820,123

                                  T REIT, Inc.
           Unaudited Pro Forma Condensed Combined Financial Statements
                       June 30, 2001 And December 31, 2000

On September 4, 2001, T REIT-Reno Trademark, L.L.C. ("Reno Trademark"), a wholly owned subsidiary of T REIT, Inc., and NNN Reno Trademark, LLC, an affiliated entity, acquired 40% and 60% undivided tenancy-in-common interests, respectively, in the Trademark Building (the "Property"). The purchase price allocated to Reno Trademark was approximately $2,852,000, which consists of cash and a note payable in the amounts of approximately $1,772,000 and $1,080,000, respectively.

The following unaudited pro forma condensed combined financial statements (hereinafter collectively referred to as "the pro forma financial statements") are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Property been acquired by the Company as of the date set forth below. The pro forma financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with the historical financial statements of the Company and the Property, including the notes thereto, incorporated herein by reference or included herein. The Company's historical financial statements incorporated herein by reference are (a) the audited balance sheet as of December 31, 2000 included in the related Form 10-K405 filed on April 2, 2001, and (b) the unaudited June 30, 2001 financial statements included in the related Form 10-Q filed on August 14, 2001. The financial statements referred to in the preceding sentence have been previously filed with the Securities and Exchange Commission ("SEC").

The accompanying unaudited pro forma condensed combined balance sheet as of December 31, 2000 gives effect to the acquisition of the Property as if the purchase occurred on December 31, 2000.

The accompanying unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2001 gives effect to the acquisition of the Property as if the purchase occurred on January 1, 2001.

The accompanying unaudited pro forma condensed combined statement of operations for the year ended December 31, 2000 gives effect to the acquisition of the Property as if the purchase occurred on January 1, 2000.

The accompanying pro forma financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

                                 T REIT, INC.
       Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet
                               December 31, 2000

                                                   HISTORICAL            PRO FORMA              PRO FORMA
                                                  T REIT, INC.          ADJUSTMENTS             COMBINED
                                                  ------------          -----------            ---------
Assets
Real estate operating properties
     Land                                          $ 4,763,737           $         -            $  4,763,737
     Buildings and improvements                     15,010,455                     -              15,010,455
     Investment in unconsolidated real estate                -             1,816,000  (A)          1,816,000
                                                   -----------           -----------            ------------
                                                    19,774,192                     -              21,590,192

     Less accumulated depreciation and
      amortization                                     (38,373)                    -                 (38,373)
                                                   -----------           -----------            ------------
                                                    19,735,819                     -              21,551,819

Cash and cash equivalents                              248,077            (1,816,000)  (A)        (1,567,923)
Restricted Cash                                        211,000                     -                 211,000
Real estate deposits                                   323,240                     -                 323,240
Accounts Receivable                                    103,469                     -                 103,469
Note receivable from related party                     950,000                     -                 950,000
                                                   -----------           -----------            ------------
                                                   $21,571,605           $         -            $ 21,571,605
                                                   ===========           ===========            ============

Liabilities and Shareholders' Equity

Accounts Payable and Accrued Liabilities           $ 1,093,228           $         -            $  1,093,228
Security deposits and prepaid rent                      95,393                     -                  95,393
Common stock subscription deposit                      211,000                     -                 211,000
Notes Payable                                       15,078,808                     -              15,078,808
                                                   -----------           -----------            ------------
                                                    16,478,429                     -              16,478,429

Shareholders' Equity:
Common stock, $.01 par value; 10,000,000
 shares authorized; 664,271 shares issued
 and outstanding at December 31, 2000                    6,643                     -                   6,643
Additional paid-in capital                           5,187,315                     -               5,187,315

Accumulated deficit                                   (100,782)                    -                (100,782)
                                                   -----------           -----------            ------------
                                                     5,093,176                     -               5,093,176
                                                   -----------           -----------            ------------
                                                   $21,571,605           $         -            $ 21,571,605
                                                   ===========           ===========            ============

                             See accompanying notes

                                 T REIT, INC.
        Unaudited Pro Forma Condensed Combined Statement of Operations
                    For the Six Months Ended June 30, 2001

                              T REIT, Inc.       Pro Forma           Pro Forma
                               Historical       Adjustments          Combined
                              ------------    --------------       ------------
Revenues
Rental Income                 $1,678,617         $       -         $ 1,678,617
Expense Reimbursement                  -                                     -
Interest Income                   91,926           (18,000)   (B)       73,926
                              ----------         ---------          ----------
                               1,770,543           (18,000)          1,752,543
                              ----------         ---------          ----------

Expenses
Rental Expenses                  564,622                 -             564,622
General & Administrative         144,981                 -             144,981
Interest                         845,155                 -             845,155
Management Fees                        -                 -                   -
Depreciation and Amortization    248,152                 -             248,152
                              ----------         ---------          ----------
                               1,802,910                 -           1,802,910
                              ----------         ---------          ----------
Equity in earnings of
unconsolidated real estate             -            97,800    (C)       97,800
                              ----------         ---------          ----------
Net (loss) income             $  (32,367)        $  79,800          $   47,433
                              ==========         =========          ==========

                            See accompanying notes

                                 T REIT, INC.
        Unaudited Pro Forma Condensed Combined Statement of Operations
                     For The Year Ended December 31, 2000

                                       T REIT, Inc.       Pro forma          Proforma
                                        Historical       Adjustments         Combined
                                        ----------       -----------         --------
Revenues
Rental Income                           $ 250,111                            $ 250,111
Expenses Reimbursement                          -                                    -
Interest Income                            48,510         (36,000)  (B)         12,510
                                        ---------      ----------            ---------
                                          298,621         (36,000)             262,621
Expenses
Rental Expenses                            60,638               -               60,638
General and Administrative                102,300               -              102,300
Organizational                             29,888               -               29,888
Interest                                  168,204               -              168,204
Management Fees                                 -               -                    -
Depreciation                               38,373               -               38,373
                                        ---------      ----------            ---------
                                          399,403               -              399,403
Equity in earnings of unconsolidated
real estate                                     -         196,238   (C)        196,238
                                        ---------      ----------            ---------
Net (loss) income                       $(100,782)     $  160,238            $  59,456
                                        =========      ==========            =========

                            See accompanying notes

                                  T REIT, INC.
     Notes to Unaudited Pro Forma Condensed Combined Financial Statements
                       June 30, 2001 and December 31, 2000

                              Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2000 gives effect to the acquisition of the Property as if the purchase had occurred on December 31, 2000. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2001 and for the year ended December 31, 2000, give effect to the acquisition of the property as if the purchase had occurred on January 1, 2001 and January 1, 2000, respectively.

The unaudited pro forma condensed financial statements have been adjusted as discussed in the notes below:

(A) - The Company acquired a 40% tenancy-in-common interest in the Trademark Building for cash and a note payable in the amount of $1,816,000 and $1,080,000, respectively. Because the Company does not control the property, it accounts for its 40% tenancy-in-common interest as an investment in unconsolidated real estate using the equity method of accounting on the Company's consolidated financial statements.

(B) - The Company purchased the Property for $2,852,000, consisting of $1,080,000 and $1,816,000 of debt and cash, respectively. The adjustment reflects the decrease in interest income resulting from the use of cash.

(C) - The adjustment reflects the Company's equity in earnings of the property which is accounted for as an investment in unconsolidated real estate using the equity method of accounting. This adjustment reflects the Company's portion of the Property's operations adjusted for the following:

                    For the Six Months Ended June, 30, 2001
                    ---------------------------------------

                                             The
                               The        Trademark
                            Trademark     Building
                             Building   Historical at   Pro Forma     Equity In
                            Historical       40%       Adjustments    Earnings
                            ----------  -------------  -----------    ---------

Revenues
Rental Income               $ 410,845    $ 164,338            -        $ 164,338
Expenses Reimburement          33,463       13,385       37,000   (1)     50,385
Interest Income                     -            -            -                -
                            ---------    ---------    ---------        ---------
                              444,308      177,723       37,000          214,723

Expenses
Rental Expenses                37,307       14,923       37,000   (1)     51,923
General and Administrative          -            -            -                -
Organizational                      -            -            -                -
Interest                            -            -       27,000   (2)     27,000
Management Fees                     -            -       10,500   (3)     10,500
Depreciation                        -            -       27,500   (4)     27,500
                            ---------    ---------    ---------        ---------
                               37,307       14,923      102,000          116,923
                            ---------    ---------    ---------        ---------
Net (loss) income           $ 407,001    $ 162,800    $ (65,000)       $  97,800
                            =========    =========    =========        =========

                     For the Year Ended December 31, 2000
                     ------------------------------------

                               The                The
                            Trademark           Trademark
                             Building            Building
                            Historical          Historical       Pro Forma          Equity In
                                                 at 40%         Adjustments          Earnings
                            -----------       ------------     -------------      ------------
Revenues
Rental Income              $    821,690        $  328,676                 -        $   328,676
Expenses Reimbursement           66,926            26,770            74,000  (1)       100,770
Interest Income                       -                 -                 -                  -
                           ------------        ----------        ----------        -----------
                                888,616           355,446            74,000            429,446
Expenses                              -                                                      -
Rental Expenses                  73,020            29,208            74,000  (1)       103,208
General and Administrative            -                 -                 -                  -
Organizational                        -                 -                 -                  -
Interest                              -                 -            54,000  (2)        54,000
Management Fees                       -                 -            21,000  (3)        21,000
Depreciation                          -                 -            55,000  (4)        55,000
                           ------------        ----------        ----------        -----------
                                 73,020            29,208           204,000            233,208
                           ------------        ----------        ----------        -----------
Net (loss) income          $    815,596        $  326,238        $ (130,000)       $   196,238
                           ============        ==========        ==========        ===========

     (1) - Reflects the estimated increase in property taxes and related tenant reimbursements for such property taxes resulting from a reassessment of property value on the acquisition date.

     (2) - Reflects the interest expense at 5% on the $1,080,000 of debt incurred by the Company to purchase the property.

     (3) - Reflects the management fees to be paid by the Company to an affiliate of the Company at a rate of 6% of rental revenue.

     (4) - Depreciation on the building on a straight line basis over the estimated useful life of 40 years based on preliminary purchase price allocation.